UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 12, 2009

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 12, 2009, Seagate Technology (or the “Company”) sent to U.S. Bank National Association (the “Trustee”), the trustee for each of Maxtor Corporation’s (“Maxtor”) (i) 2.375% Convertible Senior Notes due 2012 (the “2.375% Notes”), (ii) 6.80% Convertible Senior Notes due 2010 (the “6.80% Notes”) and (iii) 5.75% Convertible Subordinated Debentures due 2012 (the “5.75% Notes” and, together with the 2.375% Notes and the 6.80% Notes, the “Notes”), notices to holders of each series of the Notes regarding the expected merger of Maxtor with Seagate Technology (US) Holdings, Inc. (the “Notices”). The merger is expected to become effective on or about June 1, 2009. The merger is intended to simplify and streamline the organizational structure of the Company. The Trustee has been instructed to mail the applicable Notices to all registered holders of the Notes.

The Notices are filed as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Notice to Holders of Maxtor Corporation 2.375% Convertible Senior Notes Due 2012 Regarding Merger with Seagate Technology (US) Holdings, Inc., dated May 12, 2009

99.2	Notice to Holders of Maxtor Corporation 6.80% Convertible Senior Notes Due 2010 Regarding Merger with Seagate Technology (US) Holdings, Inc., dated May 12, 2009

99.3	Notice to Holders of Maxtor Corporation 5.75% Convertible Subordinated Debentures Due 2012 Regarding Merger with Seagate Technology (US) Holdings, Inc., dated May 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ PATRICK J. O’MALLEY
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: May 13, 2009

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